EXHIBIT 99.1

 Investor PresentationOctober 2020

 Forward-looking Statements and Non-GAAP Financial Measures  Some of the statements in this presentation constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements can generally be identified by such words as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “seek”, “should”, “will” or variations of such words or other similar expressions and the negatives of such words. All statements included in this report that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), business strategies, expansion and growth of our operations and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance or achievements, financial and otherwise, may differ materially from the results, performance or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: negative impacts from the continued spread of COVID-19, including on the U.S. or global economy or on our business, financial position or results of operations; economic and other market conditions, including real estate and market conditions, that could impact us, our properties or the financial stability of our tenants; consumer spending and confidence trends, as well as our ability to anticipate changes in consumer buying practices and the space needs of tenants; our relationships with our tenants and their financial condition and liquidity; any difficulties in renewing leases, filling vacancies or negotiating improved lease terms; the inability of our properties to generate increased, or even sufficient, revenues to offset expenses, including amounts we are required to pay to municipalities for real estate taxes, payments for common area maintenance expenses at our properties and salaries for our management team and other employees; the market value of our assets and the supply of, and demand for, retail real estate in which we invest; risks of real estate acquisitions and dispositions, including our ability to identify and acquire retail real estate that meet our investment standards in our markets, as well as the potential failure of transactions to close; risks of operating properties through joint ventures that we do not fully control; financing risks, such as the inability to obtain debt or equity financing on favorable terms or the inability to comply with various financial covenants included in our Unsecured Revolving Credit Facility (the "Facility") or other debt instruments we currently have or may subsequently obtain, as well as the level and volatility of interest rates, which could impact the market price of our common stock and the cost of our borrowings; environmental risk and regulatory requirements; risks related to our status as a real estate investment trust, including the application of complex federal income tax regulations that are subject to change; legislative and regulatory changes generally that may impact us or our tenants; as well as other risks identified in our Annual Report on Form 10-K for the fiscal year ended October 31, 2019 under Item 1A. Risk Factors and in the other reports filed by the Company with the Securities and Exchange Commission (the “SEC”).This presentation may include references to certain non-GAAP financial measures.  Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the Company’s earnings press releases and SEC reports, which are available on our website at www.ubproperties.com.

 Today’s Presenters  John T. HayesSenior V.P. and Chief Financial Officer  Willing L. BiddlePresident and Chief Executive Officer

 Company Overview  ~84% of GLA anchored by grocery / pharmacy / wholesale club  Strong balance sheet and liquidity profile  Attractive dividend yield (5.9% as of 10/2/2020)  81 properties with a total of 5.3 million Gross Leasable Area (GLA)  Concentration on quality suburban markets outside New York City  Valley Ridge Shopping Center, Wayne NJ  Arcadian Shopping Center, Ossining NY  The premier grocery anchored shopping center REIT in the suburban NY Metro Area

 One of the strongest demographic profiles among public shopping center REITsThe median household income within a 3-mile radius of UBA’s properties is ~80% higher than the national average median household income. This metric is one of the highest of all retail REITsHigh barrier to entry and high cost marketsLimited supply in the Company’s dense and developed core markets  Focused Portfolio In Suburban Tri-State Area  County  % of UBA GLA  # Households  Avg. household income  Fairfield   33%  345,200  $148,753   Westchester  21%  356,174  155,442  Putnam  10%  35,322  139,685  Bergen   9%  347,140  145,784  Litchfield  6%  73,942  109,770  U.S. average      $93,707   Percentage of Portfolio in Super Zips(a)  Note: Demographics represent a 3-mile radius of UBA properties. U.S. zip codes in the 95th percentile based on education and income based on property sq. ft.Source: SNL, Company data  (21%)  (4%)  (10%)  (33%)  (<1%)  (2%)  (9%)  (3%)  (5%)  (3%)  (6%)  (2%)  (% of GLA)

 Attractive Sub-Market Demographics  Assets are located in affluent communities with high barriers to entry and compelling demographics  Note: Mean state household income represents FY 2019. Company data (other than UBA) as of June 30, 2020, UBA data as of July 31, 2020. Source: Company filings, SNL

 Concentration In Strongest Leasing Markets  Note: Data (other than UBA) as of June 30, 2020, UBA data as of July 31, 2020. Source: Company filings  Average Base Rent per Square Foot

   Suburban Revival Due To COVID-19 Benefitting UBA’s Communities  June 15, 2020  May 20, 2020  July 12, 2020

 Strong Tenant Base – Focus on Grocery Anchored & Internet Resistant  The portfolio currently consists of 84% supermarket / pharmacy / wholesale club anchored centers74% of ABR leased to internet resistant tenants   Top Tenants  Number of leases  % of Total Annual Base Minimum Rents    8  8.2%    10  4.6%    5  3.0%    5  2.9%  .  3  2.8%    3  1.9%    3  1.6%    3  1.4%    2  1.2%    4  1.1%  Total  46  28.7%  Note: Top Tenants and Lease Expiration data as of October 31, 2019. Internet Resistance as of July 31, 2020. Leases include a lease with Bed Bath & Beyond, as well as separate leases with Christmas Tree Shops and Harmon Cosmetics.47% of leased square feet expiring in 2022 represent 4 grocery store leases with renewal options that we expect the tenants to exercise, as well as the lease with Christmas Tree Shop that also has renewal options. 47% of leased square feet expiring in 2023 represent 3 grocery store leases and one wholesale club with renewal options that we expect the tenants to exercise, as well as the lease with Bed Bath & Beyond that also has renewal options.  Lease Expiration Schedule(b)  % of UBA Annual Base Rent  (a)

 Dividend Performance  202 uninterrupted quarterly dividend payments Sustainable payout ratio – 87% average FFO payout ratio over last 10 years  50 consecutive years of uninterrupted dividends    Q1’20  Q2’20  Q3’20  Current yield  UBP  $0.25  $0.06  $0.13  5.9%  UBA  $0.28  $0.07  $0.14  5.9%            WSR  $0.29  $0.11  $0.11  6.9%   REG  $0.60  $0.60  $0.60  6.0%   FRT  $1.05  $1.05  $1.06  5.4%   WRI  $0.40  $0.18  $0.18  4.0%   KIM  $0.28  Suspended  $0.10  3.4%   RPAI  $0.17  Suspended  $0.05  3.3%   KRG  $0.32  $0.05  $0.08  2.6%   BRX  $0.29  Suspended  --  --  SITC  $0.20  Suspended  --  --  ROIC  $0.20  Suspended  --  --  UE  $0.22  Suspended  --  --  AKR  $0.29  Suspended  --  --  RPT  $0.22  Suspended  --  --  2020 Sector Dividend Summary(a)  Strong Annual Dividend Growth (pre-COVID-19)  Dividend data is based on the calendar quarter in which the dividend was announced. Market data as of October 2, 2020.  Source: Company filings, SNL

 Company Update and Strategy Amid COVID-19  At current levels of collections, Company comfortably covers fixed costs and preferred dividends, with remaining cash flow used for dividends on common shares  of consolidated portfolio leased  92%  of tenants open and operating  96%   of ABR designated as an essential business  70%  of total Q3 base rent collected  81%  of ABR granted abatement relief  <1%  Key Statistics as of July 31, 2020  Steps Taken and Strategy  Seamlessly transitioned employees to remote working from March – May 2020Provided tenants ample resources and guidance through online portal to aid in accessing governmental financial support Launched program dedicating parking spots for curbside pick-up for use by tenants and their customersEvaluate relief requests on case-by-case basis to arrive at optimal outcome for tenant and landlord  “…our top priority is to work with all of our tenants to make sure their businesses survive and thrive coming out the other side of this pandemic” – Willing Biddle

 Portfolio CompositionABR Exposure by Category  Portfolio Composition(% of ABR)  Exposure by Category(% of ABR)  Note: As of July 31, 2020.     Internet Resistant    Potential Risk    Higher Risk    Internet Resistance

 Operational UpdateTenant Operating Status  Tenant Operations(% of ABR)  Tenants Open by Category(% of ABR)  Note: As of July 31, 2020.

 Operational UpdateTenant Composition and Collections by Month  Note: As of July 31, 2020. Base rent collections as of September 22, 2020.  Tenant Composition (% of ABR)  Base Rent Collections (% of ABR)

 Operational UpdateJuly Base Rent Collections  July Base Rent Collection  July Base Rent Collections by Category  Note: As of July 31, 2020.

 Operational UpdateConsolidated Portfolio Relief Agreements  78%  Deferral Repayments by Year  Relief Request Progress  Note: As of July 31, 2020.  Requests subsequently withdrawn  Requests processed  106 Deferrals (12% of tenants)  88 Abatements (10% of tenants)  Deferral & Abatement Summary  Average Deferral Term (months)  2.2  Total Deferred Rent ($mm)  $2.6  Total Abated Rent ($mm)  $0.5

 Key Elements of UBP’s Financial Strategy  Maintain a conservative balance sheet with low leverage and ample liquidityTotal debt to total assets of 33%(a)Fixed charge coverage ratio of 3.5xSmall mortgage rollover risk 2020: None2021: None2022: $50.1 millionMatch long-term assets with long-term fixed rate debt or equity fundingMaintain access to diverse sources of capital including:Short-term bank credit line increased to $100 million in capacity in fiscal 2016 ($150 million with accordion)Long-term non-recourse fixed rate mortgagesCommon and preferred equityMaintain stable dividend with sustainable FFO payout ratio  Total capitalization  Note: Market data as of October 2, 2020. Based on the current capitalization as of July 31, 2020.

 Long-Term Debt Maturity Schedule  ($ in millions)  Note: As of October 31, 2019. Includes unconsolidated debt obligations.

 Commitment to Corporate Responsibility          At Urstadt Biddle Properties Inc., we are committed to creating long-term value for our stockholders, while serving our communities, investing in our people and positively impacting the environment. Some of the activities undertaken by the Company include:  Providing department-specific training, access to online training seminars and opportunities to participate in industry conferences and UrstadtversityCommitment to the full inclusion of all qualified employees and applicantsFocusing on creating a workplace that values employee health and safetyIntroducing the next generation of real estate leadersProviding annual reviews and regular feedback to assist in employee development  Looking for opportunities to sponsor community-building events and contribute to the vitality of the neighborhoods the Company servesRollout of curbside pickup at its shopping centers to enhance the safety of customers during the COVID-19 pandemicRegular inspections of shopping centers by its property managers to address any potential safety issuesContributing to the local economy by partnering with local contractors on local projects when possible  Maintaining and adhering to Corporate Governance GuidelinesRequiring vendors to complete a vendor questionnaire and make key governance and operational representationsFocusing on cybersecurity, with oversight by the Board and circulation of quarterly updates on best practices to employeesAligning the interests of its executives and shareholders by emphasizing long-term stock ownership and incentives in executive compensationMaintaining and adhering to the Company’s Code of Business Conduct and Ethics  Striving to reduce the impact on climate change by reducing its carbon footprint through the generation and use of solar powerMaintaining wetlands in accordance with regulatory guidanceHelping customers reduce their impact on climate change by making electric vehicle charging stations available at its propertiesIncorporating best practices in water managementUsing native plants and pollinators at its properties  Our People  Our Communities  Environmental Stewardship  Ethics and Governance